EXHIBIT (h)(3)(e)

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

          EXPENSE LIMITATION AGREEMENT, effective as of January 1, 2006, and amended and restated as of May 1, 2011, by and between Transamerica Asset Management, Inc. (the “Investment Manager”), and Transamerica Series Trust (the “Company”), on behalf of each series of the Company set forth in Schedule A (each a “Fund,” and collectively, the “Funds”).

          WHEREAS, the Company is a Delaware statutory trust, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Company; and

          WHEREAS, the Company and the Investment Manager have entered into investment advisory agreements on behalf of the Funds (“Management Agreements”), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

          WHEREAS, the Company and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject; and

          WHEREAS, the Company and the Investment Manager wish to structure this Expense Limitation Agreement in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend, and in a manner consistent with the SEC’s interpretation of analogous requirements in Rule 18f-3(a) under the 1940 Act;

          NOW, THEREFORE, the parties hereto agree as follows:

1.	Expense Limitation.

          1.1.     Applicable Expense Limit. The Investment Manager agrees to reduce the investment management fees payable to it pursuant to the Management Agreements and make payments to the Funds to the extent necessary to limit the ordinary operating expenses incurred by each Fund in any fiscal year, excluding acquired fund fees, dividend and income expenses related to short sales, interest, taxes, 12b-1 fees, brokerage commissions, extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of such Fund’s business (“Fund Operating Expenses”) to the Operating Expense Limit, as defined in Section 1.2 below. For each Fund, any amount of Fund Operating Expenses above the Operating Expense Limit (such excess amount, the “Excess Amount”) shall be the liability of the Investment Manager.

          1.2.     Operating Expense Limit. The Operating Expense Limit in any fiscal year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.

          1.3.     Duration of Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule A. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund by delivering a revised Schedule A to the Company reflecting such extension. Such an extension must continue at the same (or lower) Operating Expense Limit amount specified on Schedule A.

          1.4.     Method of Computation. This Expense Limitation Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend. In the event of any conflict between any term of this Expense Limitation Agreement and the previous sentence, the previous sentence shall control.

          Advisory fees and other expenses related to the management of the Company’s assets. Each Class of each Fund shall be allocated and shall pay an investment management fee and other fees and expenses related to the management of the Fund’s assets (including custodial fees and tax return preparation fees) on the basis of the net asset value of that Class in relation to the net asset value of the Fund. The benefit of a waiver or reimbursement of any advisory fee and any other fees and expenses related to the management of the Fund’s assets (including custodial fees and tax return preparation fees) shall be allocated to all shares by net asset value, regardless of Class.

          Other fees and expenses. Each Class of each Fund may be allocated and may pay a different share of other fees and expenses, not including advisory or custodial fees or other fees and expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes.

          Subject to the foregoing, to determine the Investment Manager’s liability with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund generally will be annualized as of that day. If the annualized Fund Operating Expenses of a Fund as of that day exceed the Operating Expense Limit of such Fund, the management fees payable to the Investment Manager that are accrued that day generally will be waived in an amount sufficient to reduce the Excess Amount so that the annualized Fund Operating Expenses as of that day equal the Operating Expense Limit. If such waiver of management fees is not sufficient to equal the Operating Expense Limit, the Fund will accrue a receivable from the Investment Manager in an amount sufficient so that the annualized Fund Operating Expenses equal to the Operating Expense Limit.

          In case a Fund needs to accrue such receivables from the Investment Manager during any month, the Fund will inform the Investment Manager about the Excess Amount owed to the Fund for that month and the Investment Manager will remit to the Fund promptly after the end of the month an amount that, together with already waived management fees, is sufficient to pay that month’s Excess Amount.

          1.5.     Periodic Adjustments. As necessary, daily, monthly and annual adjustments, accruals or payments will be made by the appropriate party to ensure that the amount of the management fees waived and payments remitted to a Fund by the Investment Manager equal the Excess Amount for any Fund fiscal year during the duration of this Agreement.

2.	Reimbursement of Fee Waivers and Expense Reimbursements.

          If on any day or month, the estimated annualized Fund Operating Expenses of the funds listed in Schedule B as of that day or month are less than the Operating Expense Limit as of that day or month, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Fund pursuant to Section I hereof during any of the previous thirty-six (36) months beginning with the effective date of this Agreement (the “Reimbursement Amount”), to the extent that the annualized Fund Operating Expenses plus the amount so reimbursed equals, as of such day or month, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Reimbursement Amount may not include any additional charge or fees, such as interest accruable on the Reimbursement Amount. Amounts so reimbursed shall be allocated to the oldest Reimbursement Amount during the previous thirty-six (36) months until fully reimbursed, and thereafter, to the next oldest Reimbursement Amount, and so forth. Periodic adjustments to the Reimbursement Amount and related reimbursement may be made by the Fund, as necessary to ensure that the amount of Fund Operating Expenses during any Fund fiscal year never exceed the Operating Expense Limit during that fiscal year.

3.	Term and Termination of Agreement.

          Unless the Investment Manager has extended the duration of the Operating Expense Limit with respect to a Fund pursuant to Section 1.3 of this Agreement, this Agreement shall automatically renew effective April 30 of every year for one-year terms until such time as the Investment Manager provides written notice of non-renewal past the then-current term. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Investment Management Agreement of that Fund.

4.	Miscellaneous.

          4.1.     Multiple Class Plan. In case a Fund has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the Fund in accordance with the terms of the Fund’s multiple class plan pursuant to Rule 18f-3 under the 1940 Act.

          4.2.     Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          4.3.     Interpretation. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

          4.4.     Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

          This Agreement supersedes all prior written agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

          The parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Dennis P. Gallagher
Dennis P. Gallagher
Senior Vice President, General Counsel and Secretary

TRANSAMERICA SERIES TRUST

By:	/s/ Christopher A. Staples
Christopher A. Staples
Vice President and Chief Investment Officer

SCHEDULE A
TRANSAMERICA SERIES TRUST
OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company as of May 1, 2011:

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT
Transamerica AEGON Asset Allocation –Conservative VP	May 1, 2012	0.80%
Transamerica AEGON Asset Allocation---Moderate VP	May 1, 2012	0.80%
Transamerica AEGON Asset Allocation---Moderate Growth VP	May 1, 2012	0.80%
Transamerica AEGON High Yield Bond VP	May 1, 2012	0.85%
Transamerica AEGON Money Market VP	May 1, 2012	0.57%
Transamerica AEGON U.S. Government Securities VP	May 1, 2012	0.63%
Transamerica AllianceBernstein Dynamic Allocation VP	May 1, 2012	1.15%
Transamerica Asset Allocation – Conservative VP	May 1, 2012	0.25%
Transamerica Asset Allocation – Growth VP	May 1, 2012	0.25%
Transamerica Asset Allocation – Moderate Growth VP	May 1, 2012	0.25%
Transamerica Asset Allocation – Moderate VP	May 1, 2012	0.25%
Transamerica BlackRock Global Allocation VP	May 1, 2012	0.25%
Transamerica BlackRock Large Cap Value VP	May 1, 2012	1.00%
Transamerica BlackRock Tactical Allocation VP	May 1, 2012	0.25%
Transamerica Clarion Global Real Estate Securities VP	May 1, 2012	1.00%
Transamerica Efficient Markets VP	May 1, 2012	0.52%
Transamerica Foxhall Emerging Markets/Pacific Rim VP	May 1, 2012	1.00%
Transamerica Foxhall Global Commodities & Hard Assets VP	May 1, 2012	1.00%
Transamerica Foxhall Global Conservative VP	May 1, 2012	1.00%
Transamerica Foxhall Global Growth VP	May 1, 2012	1.00%
Transamerica Hanlon Balanced VP	May 1, 2012	1.00%
Transamerica Hanlon Growth and Income VP	May 1, 2012	1.00%
Transamerica Hanlon Growth VP	May 1, 2012	1.00%
Transamerica Hanlon Managed Income VP	May 1, 2012	1.00%
Transamerica Index 100 VP	May 1, 2012	0.40%
Transamerica Index 35 VP	May 1, 2012	0.37%
Transamerica Index 50 VP	May 1, 2012	0.37%
Transamerica Index 75 VP	May 1, 2012	0.37%
Transamerica International Moderate Growth VP	May 1, 2012	0.25%
Transamerica Jennison Growth VP	May 1, 2012	0.94%
Transamerica JPMorgan Core Bond VP	May 1, 2012	0.70%
Transamerica JPMorgan Enhanced Index VP	May 1, 2012	0.84%
Transamerica JPMorgan Mid Cap Value VP	May 1, 2012	1.00%
Transamerica JPMorgan Tactical Allocation VP	May 1, 2012	1.00%
Transamerica Madison Balanced Allocation VP	May 1, 2012	0.35%
Transamerica Madison Conservative Allocation VP	May 1, 2012	0.35%
Transamerica Madison Diversified Income VP	May 1, 2012	1.10%
Transamerica Madison Large Cap Growth VP	May 1, 2012	1.05%
Transamerica Madison Moderate Growth Allocation VP	May 1, 2012	0.35%
Transamerica MFS International Equity VP	May 1, 2012	1.125%
Transamerica Morgan Stanley Active International Allocation VP	May 1, 2012	1.07%

Transamerica Morgan Stanley Capital Growth VP	May 1, 2012	0.90%
Transamerica Morgan Stanley Growth Opportunities VP	May 1, 2012	1.15%
Transamerica Morgan Stanley Mid-Cap Growth VP	May 1, 2012	1.00%
Transamerica Multi-Managed Balanced VP	May 1, 2012	1.00%
Transamerica Multi Managed Large Cap Core VP	May 1, 2012	0.84%
Transamerica PIMCO Real TIPS Return VP	May 1, 2012	0.90%
Transamerica PIMCO Total Return VP	May 1, 2012	0.80%
Transamerica ProFund UltraBear VP	May 1, 2012	0.98%
Transamerica Systematic Small/Mid Cap Value VP	May 1, 2012	0.89%
Transamerica T. Rowe Price Small Cap VP	May 1, 2012	1.00%
Transamerica Third Avenue Value VP	May 1, 2012	1.00%
Transamerica WMC Diversified Equity VP	May 1, 2012	0.85%
Transamerica WMC Diversified Growth II VP	May 1, 2012	0.30%
Transamerica WMC Diversified Growth VP	May 1, 2012	0.85%

SCHEDULE B
TRANSAMERICA SERIES TRUST
FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica AEGON Active Asset Allocation - Conservative VP
Transamerica AEGON Active Asset Allocation - Moderate Growth VP
Transamerica AEGON Active Asset Allocation - Moderate VP
Transamerica AEGON High Yield Bond VP
Transamerica AEGON Money Market VP
Transamerica AEGON U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Efficient Markets VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Commodities & Hard Assets VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Global Growth VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Madison Large Cap Growth VP
Transamerica Madison Moderate Growth Allocation VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Growth Opportunities VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Balanced VP

Transamerica Multi Managed Large Cap Core VP
Transamerica PIMCO Real Return TIPS VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica WMC Diversified Growth VP
Transamerica WMC Diversified Growth II VP
Transamerica WMC Diversified Equity VP